Exhibit 5.1

Tel Aviv, December 27, 2006 Our ref:10108/1025-3

Optibase Ltd.
2 Gav Yam Center
7 Shenkar Street
Herzliya, 46120

Ladies and Gentlemen:

We have acted as counsel to Optibase Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 221,000 of the Company’s ordinary shares, par value NIS 0.13 per share (“Ordinary Shares”), which have either been issued under the Company’s 2006 Israeli Incentive Compensation Plan (the “2006 Plan”) or issuable upon exercise of options granted under such shares the 1999 Share Option Plan (the “1999 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Articles of Association, (ii) the 2006 Plan and the 1999 Plan and (iii) resolutions of the Audit Committee, Board of Directors and Shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the (i) 161,000 Ordinary Shares issued under the 2006 Plan that are being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable; and (ii) 60,000 Ordinary Shares issuable upon exercise of options granted under the 1999 Plan that are being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 1999 Plan and in accordance with such options, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.